Filed Pursuant to Rule 424(b)(3)
Registration No. 333-165643

CARTER VALIDUS MISSION CRITICAL REIT, INC.

SUPPLEMENT NO. 4 DATED JULY 6, 2012

TO THE PROSPECTUS DATED APRIL 26, 2012

This document supplements, and should be read in conjunction with, the prospectus of Carter Validus Mission Critical REIT, Inc., dated April 26, 2012, Supplement No. 1, dated May 25, 2012, Supplement No. 2, dated May 30, 2012 and Supplement No. 3, dated June 29, 2012. Unless otherwise defined in this prospectus supplement, capitalized terms used in this prospectus supplement shall have the same meanings as set forth in the prospectus.

The purpose of this prospectus supplement is to describe the following:

(1)	the status of our initial public offering of shares of common stock;

(2)	the waiver of certain fees by our advisor;

(3)	an increase of our line of credit facility;

(4)	a revised form of Subscription Agreement; and

(5)	revised forms of Multi-Product Subscription Agreement.

Status of Our Public Offering

We commenced our initial public offering of 175,000,000 shares of common stock on December 10, 2010 (the “Offering”). Of these shares, we are offering 150,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan (“DRIP”). As of July 2, 2012, we had accepted investors’ subscriptions for and issued 9,273,172 shares of our common stock in the Offering (including shares of common stock issued pursuant to the DRIP), resulting in our receipt of gross proceeds of $91,972,217. As of July 2, 2012, we had 165,726,828 shares of our common stock remaining in our Offering.

We will offer shares of our common stock pursuant to the Offering until December 10, 2012, unless all shares being offered have been sold, in which case the Offering will be terminated. If all of the shares we are offering in the Offering have not been sold by December 10, 2012, we may extend the Offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our Offering of shares reserved for issuance pursuant to the DRIP until we have sold all shares allocated to the DRIP through the reinvestment of distributions, in which case participants in the DRIP will be notified. The Offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate the Offering at any time prior to the stated termination date.

Waiver of Certain Fees

The following information supplements, and should be read in conjunction with, the discussion contained in the “Prospectus Summary—Compensation to Our Advisor and its Affiliates—Asset Management Fee” section beginning on page 14 of the prospectus, the “Management—The Advisory Agreement” section beginning on page 77 of the prospectus, the “Management Compensation—Asset Management Fee” section beginning on page 85 of the prospectus, and the “Description of Securities—Distribution Policy and Distributions” section beginning on page 153 of the prospectus.

On June 29, 2012, our advisor, Carter/Validus Advisors, LLC, or our advisor, agreed to irrevocably waive, without recourse, all deferred asset management fees earned during the period beginning January 1, 2012 and ending on the first date on which our distribution payout ratio is less than 100%, and shall have no recourse against the Company for the payment of such fees.

Increase of our Line of Credit Facility

The following information supplements and should be read in conjunction with the discussion contained in the “Investment Objectives, Strategy and Criteria—Entry into a Line of Credit Facility” section beginning on page 114 of the prospectus.

On June 29, 2012, Carter/Validus Operating Partnership and certain of our other subsidiaries entered into amendments to agreements to include Synovus Bank as a lender under the Key Bank Line of Credit and to increase the aggregate maximum principal amount under our KeyBank Line of Credit, to $40,000,000.

Revised Subscription Agreement

A revised form of our Subscription Agreement is attached as Appendix C to this prospectus supplement and supersedes and replaces the Subscription Agreement included as Appendix C to our prospectus.

Revised Multi-Product Subscription Agreement

Revised forms of our Multi-Product Subscription Agreement are attached as Appendix F to this prospectus supplement and supersede and replace the Multi-Product Subscription Agreements included as Appendix F to our prospectus.

2

CARTERVALIDUS

MISSION CRITICAL REIT

Subscription Agreement

1. Investment

Amount of Subscription:

State of Sale:

Minimum Initial Investment is $2,000 ($2,500 - New York & Tennessee)

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:

☐ Enclosed Check

☐ Funds Wired

☐ Funds to Follow

2. Account Type - Check One Box Only

Non-Qualified Registration Types

Qualified Registration Types

☐ Individual (If TOD, attach application)

☐ UGMA: State of

☐ Traditional (Individual) IRA

☐ SEP IRA

☐ Joint Tenant* (If TOD, attach application)

☐ UTMA: State of

☐ Simple IRA

☐ ROTH IRA

☐ Tenants in Common*

☐ Corporation**

☐ Beneficial IRA

☐ Community Property*

as Beneficiary for:

☐ S-Corp ☐ C-Corp

(Will default to S-Corp if nothing is marked)

☐ Trust**

☐ Partnership**

☐ Profit Sharing Plan**

☐ Pension Plan**

☐ Non-Profit Organization**

☐ Other (Specify)

☐ KEOGH Plan**

* All parties must sign.

** Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. Investor Information - SSN or TIN Required

Investor #1 Name:

SSN/Tax ID:

DOB:

Investor #2 Name:

SSN/Tax ID:

DOB:

Street Address:

City:

State:

Zip Code:

Optional

Mailing Address:

City:

State:

Zip Code:

Phone (day):

Phone (evening):

E-mail:

☐ US Citizen

☐ US Citizen residing outside the US

☐ Foreign citizen, country:

☐ Check here if you are subject to backup withholding

4. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.”

Title Line 1:

Title Line 2:

Primary SSN/TIN:

Secondary SSN/TIN:

Over Please

5. Custodian/Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name:

Trustee Address 1:

Trustee Address 2:

Trustee City:

State:

Zip Code:

Trustee Telephone Number:

Trustee Tax Identification Number:

Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of Carter Validus Mission Critical REIT, Inc. that are beneficially owned by the investor as reflected on the records of Carter Validus Mission Critical REIT, Inc. as of the applicable record date at any meeting of the stockholders of Carter Validus Mission Critical REIT, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee.

Carter Validus Mission Critical REIT, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6. Distribution Information (Choose one or more of the following)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: Carter Validus Mission Critical REIT, Inc., c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution

☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.

☐ Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)

☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name:

Address:

City:

State:

Zip Code:

Account Number:

☐ Direct Deposit (Attach Voided Check) I authorize Carter Validus Mission Critical REIT, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Carter Validus Mission Critical REIT, Inc. in writing to cancel it. In the event that Carter Validus Mission Critical REIT, Inc. deposits funds erroneously into my account, Carter Validus Mission Critical REIT, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name:

% of Distribution

☐ Checking

ABA/ Routing Number:

Account Number:

☐ Savings

7. Broker - Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name:

Rep Number:

Representative’s Firm Name:

Branch ID:

Representative’s Address:

Representative’s City:

State:

Zip Code:

Representative’s Phone:

Representative’s Fax Number:

Representative’s E-mail Address:

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Shares are being purchased net of commissions

☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

*A participating RIA is a RIA who has entered into a Placement Agreement

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to Carter Validus Mission Critical REIT, Inc. that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative:

Date:

(If required by Broker-Dealer)

Branch Manager Signature:

Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Carter Validus Mission Critical REIT, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Carter Validus Mission Critical REIT, Inc. send a paper copy of a particular stockholder communications to me. Carter Validus Mission Critical REIT, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only

Signature of Investor:

Date:

Signature of Joint Investor:

Date:

E-mail: (If blank - email from Section 3 will be used)

9. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner

Co-Owner

1. I have received the final Prospectus of Carter Validus Mission Critical REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner

Co-Owner

2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner

Co-Owner

3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner

Co-Owner

4. I am purchasing the shares for the account referenced above.

Owner

Co-Owner

5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner

Co-Owner

6. For residents of Alabama and New Jersey only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

Owner

Co-Owner

7. For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

Owner

Co-Owner

8. If I am a Kansas or Massachusetts Investor I acknowledge that the Office of the Kansas

Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of Carter Validus Mission Critical REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Over Please

9. Subscriber Signature, Continued

Owner

Co-Owner

9. For residents of Kentucky, Michigan, Pennsylvania and Tennessee only : My (our) liquid net worth is at least 10 times my (our) maximum investment in Carter Validus Mission Critical REIT, Inc.

Owner

Co-Owner

10. For residents of Iowa, Maine, North Dakota, Ohio and Oregon only: My (our) investment in Carter Validus Mission Critical REIT, Inc. and all affiliates of Carter Validus Mission Critical REIT, Inc. does not exceed 10% of my (our) liquid net worth.

Owner

Co-Owner

11. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, CARTER VALIDUS MISSION CRITICAL REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor:

Date:

Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:

Date:

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with a check made payable to “Carter Validus Mission Critical REIT” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail

Overnight Mail

Payment may be wired to:

Investment Processing Department c/o DST Systems, Inc.

P.O. Box 219731

Kansas City, MO 64121-9731

Toll Free: 877.907.1148

Investment Processing Department c/o DST Systems, Inc.

430 W. 7th Street Kansas City, MO 64105 Toll Free: 877.907.1148

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944 FAO: (Include Account Title)

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CV0009-C

CARTERVALIDUS

MISSION CRETICAL REIT

Investor Instructions

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $2,000 is required, except in New York and Tennessee, where the minimum investment is $2,500. In no event shall any investment be less than $100.

If you would like to purchase shares in this offering at regular intervals you may be able to do so by electing to participate in the Automatic Purchase Program by completing an enrollment form that we will provide upon request. Alabama, Arizona, Nebraska, Ohio, and Tennessee investors are not eligible to participate in the Automatic Purchase Program. Custodial accounts are also not eligible to participate in the Automatic Purchase Program.

2. Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3. Investor Information - SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

4. Investment Title - SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. Carter Validus Mission Critical REIT will pay the first-year annual IRA maintenance fees of such accounts with State Street Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Over Please

6. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus of the Subscription Agreement relating to such investment, you must promptly notify Carter Validus Mission Critical REIT, Inc. in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3.

IRA accounts may not direct distributions without the custodian’s approval.)

7. Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement.

All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

‰ has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

‰ has discussed the investor’s prospective purchase of shares with such investor;

‰ has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

‰ has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

‰ has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and

‰ has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8. Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT, Inc. send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9. Subscriber Signatures

Please separately initial each of the representations in paragraph (1) through (5). If an Alabama or New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan, Pennsylvania or Tennessee resident you must also initial paragraph (9), if an Iowa, Maine, North Dakota, Ohio or Oregon resident you must also initial paragraph (10) and if a Nebraska resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with a check made payable to “Carter Validus Mission Critical REIT” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail

Overnight Mail

Payment may be wired to:

Investment Processing Department c/o DST Systems, Inc.

P.O. Box 219731

Kansas City, MO 64121-9731

Toll Free: 877.907.1148

Investment Processing Department c/o DST Systems, Inc.

430 W. 7th Street Kansas City, MO 64105 Toll Free: 877.907.1148

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #:101000695 Account #: 9871916944 FAO: (Include Account Title)

6/12

CV0010-C

CARTERVALIDUS

MISSION CRITICAL REIT

O’DONNELL

STRATEGIC INDUSTRIAL REIT

Subscription Agreement

This subscription agreement is not valid for use in AL, AR or TN.

1. Investment

Amount of Subscription: State of Sale:

Minimum Initial Investment is $2,000 ($2,500 - New York) Investment Amount

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks,

Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: Carter Validus Mission Critical REIT, Inc.

☐ Enclosed Checks (CVMC REIT, Inc.)

☐ Funds Wired O’Donnell Strategic Industrial REIT, Inc.

☐ Funds to Follow (ODSI REIT, Inc.)

2. Account Type - Check One Box Only

Non-Qualified Registration Types Qualified Registration Types

☐ Individual (If TOD, attach application) ☐ UGMA: State of ☐ Traditional (Individual) IRA ☐ SEP IRA

☐ Joint Tenant* (If TOD, attach application) ☐ UTMA: State of ☐ Simple IRA ☐ ROTH IRA

☐ Tenants in Common* ☐ Corporation** ☐ Beneficial IRA

☐ Community Property* ☐ S-Corp ☐ C-Corp as Beneficiary for:

(Will default to S-Corp if nothing is marked) ☐ Profit Sharing Plan** ☐ Pension Plan**

☐ Trust** ☐ Partnership**

☐ Non-Profit Organization** ☐ Other (Specify) ☐ KEOGH Plan**

* All parties must sign.

** Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. Investor Information - SSN or TIN Required

Investor #1 Name: SSN/Tax ID: DOB:

Investor #2 Name: SSN/Tax ID: DOB:

Street Address:

City: State: Zip Code:

Optional

Mailing Address:

City: State: Zip Code:

Phone (day): Phone (evening):

E-mail:

☐ US Citizen ☐ US Citizen residing outside the US

☐ Foreign citizen, country: ☐ Check here if you are subject to backup withholding

4. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.”

Title Line 1:

Title Line 2:

Primary SSN/TIN:

Secondary SSN/TIN: Over Please

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name:

Trustee Address 1:

Trustee Address 2:

Trustee City: State: Zip Code:

Trustee Telephone Number: Trustee Tax Identification Number:

Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of CVMC REIT, Inc. and/or ODSI REIT, Inc. that are beneficially owned by the investor as reflected on the records of CVMC REIT, Inc. and/or ODSI REIT, Inc. as of the applicable record date at any meeting of the stockholders of CVMC REIT and/or ODSI REIT, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee. CVMC REIT, Inc. and/or ODSI REIT, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc., as applicable, you will promptly provide written notification to: CVMC REIT, Inc. and/or ODSI REIT, Inc. (as applicable) , c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution

☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc.

☐ Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)

☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name:

Address:

City: State: Zip Code:

Account Number:

☐ Direct Deposit (Attach Voided Check) I authorize CVMC REIT, Inc. and/or ODSI REIT, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify CVMC REIT, Inc. and/or ODSI REIT, Inc. in writing to cancel it. In the event that CVMC REIT, Inc. and/or ODSI REIT, Inc. deposits funds erroneously into my account, CVMC REIT, Inc. and/or ODSI REIT, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name: % of Distribution ☐ Checking

ABA/ Routing Number: Account Number: ☐ Savings

7. Broker - Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name: Rep Number:

Representative’s Firm Name: Branch ID:

Representative’s Address:

Representative’s City: State: Zip Code:

Representative’s Phone: Representative’s Fax Number:

Representative’s E-mail Address:

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Shares are being purchased net of commissions

☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

* A participating RIA is a RIA who has entered into a Placement Agreement

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to CVMC REIT, Inc. and/or ODSI REIT, Inc. that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative: Date:

(If required by Broker-Dealer)

Branch Manager Signature: Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc., and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from CVMC REIT, Inc. and/or ODSI REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify CVMC REIT, Inc. and/or ODSI REIT, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that CVMC REIT, Inc. and/or ODSI REIT, Inc. send a paper copy of a particular stockholder communications to me. CVMC REIT, Inc. and/or ODSI REIT, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only

Signature of Investor: Date:

Signature of Joint Investor: Date:

E-mail: (If blank - email from Section 3 will be used)

9. Subscriber Signatures for CVMC REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner

1. I (we) have received the final Prospectus of CVMC REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner Co-Owner

2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner

3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner

4. I (we) am/are purchasing the shares for the account referenced above.

Owner Co-Owner

5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner

6. For residents of New Jersey only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

Owner Co-Owner

7. For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

Owner Co-Owner

8. If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of CVMC REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner Co-Owner

9. Subscriber Signatures for CVMC REIT, Inc., continued

Owner Co-Owner

9. For residents of Kentucky, Michigan and Pennsylvania only: My (our) liquid net worth is at least 10 times my (our) maximum investment in CVMC REIT, Inc.

Owner Co-Owner

10. For residents of Iowa, Maine, North Dakota, Ohio and Oregon only: My (our) investment in

CVMC REIT, Inc. and all affiliates of CVMC REIT, Inc. does not exceed 10% of my (our) liquid net worth.

11. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, CVMC REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or

for Qualified Plans, of Trustee/Custodian: Date:

10. Subscriber Signatures for ODSI REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner

1. I (we) have received the final Prospectus of ODSI REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner Co-Owner

2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner

3. I (we) acknowledge that there is no public market for the shares and, thus, my (our) investment in shares is not liquid.

Owner Co-Owner

4. I (we) am purchasing the shares for the account referenced above.

Owner Co-Owner

5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner

6. If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of ODSI REIT, Inc. and other similar direct participation investments with limited liquidity to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas and Massachusetts investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner Co-Owner

7. For residents of Maine only: I (we) acknowledge that the Maine Office of Securities recommends that my (our) aggregate investment in this offering and similar direct participation investments not exceed 10% of my (our) liquid net worth. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

10. Subscriber Signatures for ODSI REIT, Inc., continued

Owner

Co-Owner

8. For residents of Iowa, Kentucky and Oregon only: My (our) investment in ODSI REIT, Inc. and all affiliates of ODSI REIT, Inc. may not exceed 10% of my (our) liquid net worth.

Owner

Co-Owner

9. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

Owner

Co-Owner

10. For residents of North Dakota only: In addition to meeting the suitability standards established by ODSI REIT, Inc. as set forth above, I (we) have a net worth of at least 10 times my (our) investment in ODSI REIT, Inc. and its affiliates. Net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner

Co-Owner

11. For residents of Pennsylvania only: My (our) maximum investment in this offering may not exceed 10% of my (our) net worth (excluding the value of home, home furnishing and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, ODSI REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor:

Date:

Signature of Joint Investor or

for Qualified Plans, of Trustee/Custodian:

Date:

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail

Overnight Mail

Investment Processing Department

Investment Processing Department

c/o DST Systems, Inc.

c/o DST Systems, Inc.

P.O. Box 219731

430 W. 7th Street

Kansas City, MO 64121-9731

Kansas City, MO 64105

Toll Free: 888.292.3178

Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to “Carter Validus Mission Critical REIT, Inc.” or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944 FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount of $2,000,000 in its offering from persons not affiliated with O’Donnell Strategic Industrial REIT, Inc or its advisor, the portion of your purchase that is for the O’Donnell Strategic Industrial REIT, Inc., can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” or wired to:

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871917029 FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania*: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount required in the state of Pennsylvania, the portion of your purchase that is for O’Donnell Strategic Industrial REIT, Inc. can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” or wired to:

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871917029 FAO: (Include Account Title)

* Pennsylvania Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” section of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania escrow requirements.

6/12

SC0039-C

CARTERVALIDUS

MISSION CRITICAL REIT

O’DONNELL

STRATEGIC INDUSTRIAL REIT

Investor Instructions

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription. This subscription agreement is not valid for use in AL, AR or TN.

1. Investment

PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted.

A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500. In no event shall any investment be less than $100.

Note to Investors in O’Donnell Strategic Industrial REIT, Inc.: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount of $2,000,000 in its offering from persons who are not affiliated O’Donnell Strategic Industrial REIT, Inc. or its advisor, you should make your check payable to “UMB Bank, N.A., as escrow agent for O’Donnell Strategic Industrial REIT, Inc.” (subject to the note to Pennsylvania investors below).

Note to Pennsylvania Investors in O’Donnell Strategic Industrial REIT, Inc.: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the amount of your investment in O’Donnell Strategic Industrial REIT, Inc., should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” section of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania escrow requirements.

2. Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3. Investor Information - SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10, you are certifying that this number is correct.

4. Investment Title - SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. will pay the first-year annual IRA maintenance fees of such accounts with State Street Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Over Please

6. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc., you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc., to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.)

7. Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement.

All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

• has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

• has discussed the investor’s prospective purchase of shares with such investor;

• has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

• has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

• has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and

• has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the applicable Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in Section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9. Subscriber Signatures for Carter Validus Mission Critical REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If a New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan or Pennsylvania resident you must also initial paragraph (9), if an Iowa, Maine, North Dakota, Ohio or Oregon resident you must also initial paragraph (10) and if a Nebraska resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Carter Validus Mission Critical REIT, Inc. Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

10. Subscriber Signatures for O’Donnell Strategic Industrial REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If a Kansas or Massachusetts resident you must also initial paragraph (6), if a Maine resident you must also initial paragraph (7), if an Iowa, Kentucky, or Oregon resident you must also initial paragraph (8), if an Nebraska resident you must also initial paragraph (9), if a North Dakota resident you must also initial paragraph (10), and if a Pennsylvania resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the O’Donnell Strategic Industrial REIT, Inc. Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail

Investment Processing Department

c/o DST Systems, Inc.

P.O. Box 219731

Kansas City, MO 64121-9731

Toll Free: 888.292.3178

Overnight Mail

Investment Processing Department

c/o DST Systems, Inc.

430 W. 7th Street Kansas City, MO 64105

Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to “Carter Validus Mission Critical REIT, Inc.” or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount of $2,000,000 in its offering from persons not affiliated with O’Donnell Strategic Industrial REIT, Inc or its advisor, the portion of your purchase that is for the O’Donnell Strategic Industrial REIT, Inc., can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” or wired to:

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871917029

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania*: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount required in the state of Pennsylvania, the portion of your purchase that is for O’Donnell Strategic Industrial REIT, Inc. can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” or wired to:

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871917029 FAO: (Include Account Title)

* Pennsylvania Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” section of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania escrow requirements.

6/12 SC0040-C

CV CARTERVALIDUS MISSION CRITICAL REIT

O’DONNELL STRATEGIC INDUSTRIAL REIT

SIERRA INCOME CORPORATION

Investor Instructions

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted.

A minimum initial investment of $2,000 is required, except in New York and Tennessee, where the minimum investment is $2,500. In no event shall any investment be less than $100.

Note to Investors in O’Donnell Strategic Industrial REIT, Inc.: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount of $2,000,000 in its offering from persons who are not affiliated O’Donnell Strategic Industrial REIT, Inc. or its advisor, you should make your check payable to “UMB Bank, N.A., as escrow agent for O’Donnell Strategic Industrial REIT, Inc. (subject to the note to Pennsylvania investors below).

Note to Pennsylvania Investors in O’Donnell Strategic Industrial REIT, Inc.: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc. for the amount of your investment in O’Donnell Strategic Industrial REIT, Inc., should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors”. Prospectus, for additional information regarding the Pennsylvania escrow requirements.

2. Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3. Investor Information - SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10 and/or 11, you are certifying that this number is correct.

4. Investment Title - SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10 and/or 11, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation will pay the first-year annual IRA maintenance fees of such accounts with State Street Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Over Please

6. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.)

7. Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

has discussed the investor’s prospective purchase of shares with such investor;

has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the applicable Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9. Subscriber Signatures for Carter Validus Mission Critical REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If an Alabama or New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan or Pennsylvania resident you must also initial paragraph (9), if an Iowa, Maine, North Dakota, Ohio or Oregon resident you must also initial paragraph (10) and if a Nebraska resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Carter Validus Mission Critical REIT, Inc. Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 and/or 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

10. Subscriber Signatures for O’Donnell Strategic Industrial REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If a Kansas resident you must also initial paragraph (6), if a Maine resident you must also initial paragraph (7), if an Iowa, Kentucky, or Oregon resident you must also initial paragraph (8), if an Nebraska resident you must also initial paragraph (9), if a North Dakota resident you must also initial paragraph (10) and if a Pennsylvania resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the O’Donnell Strategic Industrial REIT, Inc. Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 and/or 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

11. Subscriber Signatures for Sierra Income Corporation

Please separately initial each of the representations in paragraph (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a Maine resident you must also initial paragraph (8), if a Massachusetts resident you must also initial paragraph (9), if a Nebraska resident you must also initial paragraph (10), if a New Jersey resident you must also initial paragraph (11), if a New Mexico resident you must also initial paragraph (12), if a North Dakota resident you must also initial paragraph (13), if an Oklahoma resident you must also initial paragraph (14), if an Oregon resident you must also initial paragraph (15) and if a Texas resident you must also initial paragraph (16). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail

Investment Processing Department

c/o DST Systems, Inc.

P.O. Box 219731

Kansas City, MO 64121-9731

Toll Free: 888.292.3178

Overnight Mail

Investment Processing Department

c/o DST Systems, Inc.

430 W. 7th Street

Kansas City, MO 64105

Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to “Carter Validus Mission Critical REIT, Inc.” or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount of $2,000,000 in its offering from persons not affiliated with O’Donnell Strategic Industrial REIT, Inc. or its advisor, the portion of your purchase that is for the O’Donnell Strategic Industrial REIT, Inc., can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc. or wired to:

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871917029

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania*: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount required in the state of Pennsylvania, the portion of your purchase that is for O’Donnell Strategic Industrial REIT, Inc. can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc. or wired to:

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871917029

FAO: (Include Account Title)

Sierra Income Corporation Investors: Until Sierra Income Corporation has raised the minimum offering amount of $2,000,000 in its offering from persons not affiliated with Sierra Income Corporation or its advisor, the portion of your purchase that is for the Sierra Income Corporation, can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for Sierra Income Corporation or wired to:

UMB Bank, N.A., as Escrow Agent for Sierra Income Corporation

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871976289

FAO: (Include Account Title)

* Pennsylvania Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” section of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania escrow requirements.

6/12 SC0050-B

CV CARTERVALIDUS MISSION CRITICAL REIT

O’DONNELL STRATEGIC INDUSTRIAL REIT

SIERRA INCOME CORPORATION

Subscription Agreement

This subscription agreement is not valid for use in AL, AR or TN.

1. Investment

Amount of Subscription:

Minimum Initial Investment is $2,000 ($2,500 - New York)

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:

☐ Enclosed Checks

☐ Funds Wired

☐ Funds to Follow

State of Sale:

Carter Validus Mission Critical REIT, Inc.

(CVMC REIT, Inc.)

O’Donnell Strategic Industrial REIT, Inc.

(ODSI REIT, Inc.)

Sierra Income Corporation

(SIC)

Investment Amount

2. Account Type - Check One Box Only

Non-Qualified Registration Types

☐ Individual (If TOD, attach application)

☐ Joint Tenant* (If TOD, attach application)

☐ Tenants in Common*

☐ Community Property*

☐ Trust**

☐ Non-Profit Organization**

☐ UGMA: State of

☐ UTMA: State of

☐ Corporation**

☐ S-Corp ☐ C-Corp (Will default to S-Corp if nothing is marked)

☐ Partnership**

☐ Other (Specify)

Qualified Registration Types

☐ Traditional (Individual) IRA

☐ Simple IRA

☐ Beneficial IRA as Beneficiary for:

☐ Profit Sharing Plan**

☐ KEOGH Plan**

☐ SEP IRA

☐ ROTH IRA

☐ Pension Plan**

*All parties must sign.

**Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. Investor Information - SSN or TIN Required

Investor #1 Name: SSN/Tax ID: DOB:

Investor #2 Name: SSN/Tax ID: DOB:

Street Address:

City: State: Zip Code:

Optional Mailing Address:

City: State: Zip Code:

Phone (day): Phone (evening):

E-mail:

☐ US Citizen

☐ US Citizen residing outside the US

☐ Foreign citizen, country:

☐ Check here if you are subject to backup withholding

Over Please

4. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.”

Title Line 1:

Title Line 2:

Primary SSN/TIN: Secondary SSN/TIN:

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name:

Trustee Address 1:

Trustee Address 2:

Trustee City: State: Zip Code:

Trustee Telephone Number: Trustee Tax Identification Number:

Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC that are beneficially owned by the investor as reflected on the records of CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC as of the applicable record date at any meeting of the stockholders of CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC. This authorization shall remain in place until revoked in writing by Custodian/Trustee. CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval. If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC, as applicable, you will promptly provide written notification to: CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC (as applicable), c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution

☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC

☐ Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)

☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name:

Address:

City: State: Zip Code:

Account Number:

☐ Direct Deposit (Attach Voided Check) I authorize CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC in writing to cancel it. In the event that CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC deposits funds erroneously into my account, CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name: % of Distributio ☐ Checking

ABA/ Routing Number: Account Number: ☐ Saving

7. Broker - Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name: Rep Number:

Representative’s Firm Name: Branch ID:

Representative’s Address:

Representative’s City: State: Zip Code:

Representative’s Phone: Representative’s Fax Number:

Representative’s E-mail Address:

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Shares are being purchased net of commissions

☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

*A participating RIA is a RIA who has entered into a Placement Agreement

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to CVMC REIT, Inc. and/ or ODSI REIT, Inc. and/or SIC that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative: Date:

(If required by Broker-Dealer)

Branch Manager Signature: Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC, and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC send a paper copy of a particular stockholder communications to me. CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only

Signature of Investor: Date:

Signature of Joint Investor: Date:

E-mail: (If blank - email from Section 3 will be used)

9. Subscriber Signatures for CVMC REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner 1. I (we) have received the final Prospectus of CVMC REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner Co-Owner 2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner 3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner 4. I (we) am/are purchasing the shares for the account referenced above.

Owner Co-Owner 5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner 6. For residents of New Jersey only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

Owner Co-Owner 7. For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

9. Subscriber Signatures for CVMC REIT, Inc., continued

Owner Co-Owner 8. If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of CVMC REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 9. For residents of Kentucky, Michigan and Pennsylvania only: My (our) liquid net worth is at least 10 times my (our) maximum investment in CVMC REIT, Inc.

Owner Co-Owner 10. For residents of Iowa, Maine, North Dakota, Ohio and Oregon only: My (our) investment in CVMC REIT, Inc. and all affiliates of CVMC REIT, Inc. does not exceed 10% of my (our) liquid net worth.

Owner Co-Owner 11. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, CVMC REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or

for Qualified Plans, of Trustee/Custodian: Date:

10. Subscriber Signatures for ODSI REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner 1. I (we) have received the final Prospectus of ODSI REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner Co-Owner 2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner 3. I (we) acknowledge that there is no public market for the shares and, thus, my (our) investment in shares is not liquid.

Owner Co-Owner 4. I (we) am purchasing the shares for the account referenced in Section 4.

Owner Co-Owner 5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

10. Subscriber Signatures for ODSI REIT, Inc., continued

Owner Co-Owner

6. If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of ODSI REIT, Inc. and other similar direct participation investments with limited liquidity to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas and Massachusetts investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner Co-Owner

7. For residents of Maine only: I (we) acknowledge that the Maine Office of Securities recommends that my (our) aggregate investment in this offering and similar direct participation investments not exceed 10% of my (our) liquid net worth. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner

8. For residents of Iowa, Kentucky and Oregon only: My (our) investment in ODSI REIT, Inc. and all affiliates of ODSI REIT, Inc. may not exceed 10% of my (our) liquid net worth.

Owner Co-Owner

9. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

Owner Co-Owner

10. For residents of North Dakota only: In addition to meeting the suitability standards established by ODSI REIT, Inc. as set forth above, I (we) have a net worth of at least 10 times my (our) investment in ODSI REIT, Inc. and its affiliates. Net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner

11. For residents of Pennsylvania only: My (our) maximum investment in this offering may not exceed 10% of my (our) net worth (excluding the value of home, home furnishing and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, ODSI REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:

11. Subscriber Signatures for SIC

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner

1. I have received the final Prospectus of Sierra Income Corporation at least five business days before signing the Subscription Agreement.

Owner Co-Owner

2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner

3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner

4. I am purchasing the shares for the account referenced in Section 4.

11. Subscriber Signatures for SIC, continued

Owner Co-Owner

5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner

6. Iowa: In addition to the suitability standards noted above, an Iowa investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner

7. Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner

8. Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Owner Co-Owner

9. Massachusetts: In addition to the suitability standards noted above, the Massachusetts Securities Division recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Owner Co-Owner

10. Nebraska: In addition to the suitability standards noted above, a Nebraska investor must have either (a) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor may not invest more than 10% of his or her net worth in this offering.

Owner Co-Owner

11. New Jersey: In addition to the suitability standards noted above, the New Jersey Bureau of Securities recommends than an investor’s aggregate investment in this offering and similar direct participation program investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.”

Owner Co-Owner

12. New Mexico: In addition to the suitability standards noted above, a New Mexico resident’s investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner

13. North Dakota: In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

Owner Co-Owner

14. Oklahoma: In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in the Company to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

Owner Co-Owner

15. Oregon: In addition to the suitability standards noted above, an Oregon investor must limit is or her investment in the Company to 10% of his or her net worth (excluding home, furnishings, and automobiles).

11. Subscribers Signatures for SIC, continued

Owner Co-Owner

16. Texas: In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, SIC WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Overnight Mail

Investment Processing Department c/o DST Systems, Inc. Investment Processing Department c/o DST Systems, Inc.

P.O. Box 219731 430 W. 7th Street

Kansas City, MO 64121-9731 Kansas City, MO 64105

Toll Free: 888.292.3178 Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to Carter Validus Mission Critical REIT, Inc. or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount of $2,000,000 in its offering from persons not affiliated with O’Donnell Strategic Industrial REIT, Inc. or its advisor, the portion of your purchase that is for the O’Donnell Strategic Industrial REIT, Inc., can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc. or wired to:

UMB Bank, N.A., as Escrow Agent for

O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871917029

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania*: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount required in the state of Pennsylvania, the portion of your purchase that is for O’Donnell Strategic Industrial REIT, Inc. can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc. or wired to:

UMB Bank, N.A., as Escrow Agent for

O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871917029

AO: (Include Account Title)

PAYMENT INSTRUCTIONS, CONTINUED

Sierra Income Corporation Investors: Until Sierra Income Corporation has raised the minimum offering amount of $2,000,000 in its offering from persons not affiliated with Sierra Income Corporation or its advisor, the portion of your purchase that is for the Sierra Income Corporation, can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for SIC or wired to:

UMB Bank, N.A., as Escrow Agent for

Sierra Income Corporation

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871976289

FAO: (Include Account Title)

* Pennsylvania Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” section of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania escrow requirements.

6/12 SC0049-B